Exhibit 10.6.23
OFFICE LICENSE
This License is made as of the 1st day of September, 2007
BETWEEN:
     DECIMA RESEARCH INC.
     (the “Licensor”),
of the first part;
     — and —
     WESTMOUNT DECISION SCIENCE INC.
     (the “Licensee”),
of the second part;
     WHEREAS the Licensor is the lessee of the premises known municipally as 2345 Yonge Street, Suite 405, Toronto, Ontario M4P 2E5 (the “Premises”);
     AND WHEREAS the Licensor has agreed to license to the Licensee the right to occupy two finished offices within the Premises (collectively, the “Offices”) located on the Premises as shown in Schedule A);
     NOW THEREFORE, this license witnesses that in consideration of the covenants and agreements contained in this license, the Licensor and Licensee agree as follows:
ARTICLE 1
LICENSE AND SERVICES
1.1	Definitions

For the purposes of this Agreement, the following terns shall have the following meanings:

“Common Facilities” means the areas, facilities and equipment on the Premises that are designated from time to time by the Licensor for the common use and enjoyment or benefit of the Licensor and the Licensee.

“Services” means services listed in Schedule B, as amended from time to time by the Licensor and the Licensee.

1.2 Grant of License
     For a fee of $1,064 per month, payable monthly in advance, the Licensor licenses to the Licensee the Offices.
1.3 Services
     Each of the Licensor and the Licensee further agrees to provide its Services to the other at the rates set forth in Schedule B, payable monthly in arrears.
1.4 Common Facilities
     The Licensee shall have for itself and its officers and employees, the non-exclusive and non-transferable right of access over the Common Facilities.
ARTICLE 2
LICENSEE’S AGREEMENTS
2.1 Cancellation of Insurance
     The Licensee will not by its act or omission cause any policy of insurance relating to the Premises to be cancelled or the premium thereon increased or the Premises to be made uninsurable.
2.2 Licensee’s Insurance
     The Licensee will place and maintain or cause to be placed and maintained such insurance related to its property and personnel at the Premises as a prudent licensor of the Premises would carry, in such amounts and of such types as the Licensor, acting reasonably, may consider reasonable and as may be customary in similar business operations.
     Should the Licensee fail to maintain any of the insurance required pursuant to this Section 2.2 and should such default continue for three business days after notice to the Licensee, then in addition to any other rights and remedies, the Licensor may, but shall have no obligation to, elect to obtain the required insurance and the Licensee shall upon demand pay to the Licensor, the Licensor’s cost of obtaining such insurance.
     The Licensee hereby releases the Licensor from any and all liability arising from damage for which the Licensee is required to insure hereunder notwithstanding that such damage arises from the negligence of the Licensor or someone for whom the Licensor is in law responsible.
2.3 Licensee’s Repairs
     The Licensee will make good to the reasonable satisfaction of the Licensor all damage howsoever caused to the Premises by the Licensee or the Licensee’s officers, servants, employees, agents or invitees and, at the expiration or sooner determination of the license provided for herein, the Licensee will vacate and deliver up to the Licensor the Offices in as good a state of repair and condition (reasonable wear and tear excepted) as at the date hereof to the reasonable satisfaction of the Licensor having removed all of the Licensee’s property and goods therefrom.

2.4 Keep Clean
     The Licensee will keep the Offices clean and free of refuse and other obstructions and will comply with any laws governing the cleanliness of the Premises.
2.5 Nuisance
     The Licensee will not by its act or omission permit anything to occur in the Premises that is or results in a nuisance. The use of the Premises by the Licensee for the purposes permitted under this Agreement is deemed not to be a nuisance.
2.6 Comply With Laws
     Subject to the exceptions set out in this paragraph, the Licensee will promptly comply with the requirements of all laws at any time in force during the term of this Agreement that affect the condition and use of the Premises and with every applicable requirement of the Canadian Fire Underwriters’ Association or any body having similar functions or any fire or liability insurance company by which either the Licensor or the Licensee may be insured during such term. The Licensee is required to comply with such requirements only insofar as non-compliance may arise out of the specific use being made of the Offices by the Licensee and not if the Premises fail to comply with such requirements at the commencement of the term of this Agreement or if non-compliance with such requirements affect the Premises as a whole or arises out of some default in the performance of the requirements of the Licensor.
2.7 Use
     The Premises may be used by the Licensee solely for use as offices to carry on its market research and analytics business.
2.8 Assignment and Sublicensing
     The Licensee shall not assign or sublicense all or any part of its interest in the Offices or otherwise part with or share possession of the Offices.
2.9 Alterations
     The Licensee shall not make any alterations, additions or changes in or to the Offices.
2.10 Liability
     Unless such personal injury, death or property damage occurs as a result of the willful act or negligence of the Licensor or those for whom it is in law responsible, the Licensor will not be liable for any personal injury, death or property damage sustained by the Licensee or its officers, employees, agents or those doing business with it in the Licensed Area.

2.11 Compliance With Rules
     The Licensee will observe and conform to all rules and regulations laid down from time to time by the Licensor in connection with the proper management and use of the Offices and the Common Facilities.
2.12 Notice of Damage
     The Licensee shall promptly notify the Licensor of any accident, defect, damage or deficiency which occurs or exists in any part of the Offices and which come to the attention of the Licensee.
2.13 Entry To Inspect
     The Licensor and its representatives will be permitted to enter the Offices to inspect their condition and for the purpose of doing any work which the Licensor may wish to perform.
ARTICLE 3
TERMINATION
3.1 Termination on Notice
     The Licensor (Decima Inc.) may terminate this Agreement, including the license provided for herein, at any time upon delivery of 30 days’ prior written notice to the Licensee.
3.2 Termination On Default
     If any of the following shall occur:
(a)	the Licensee violates or fails to perform and observe any of the terms, covenants or conditions of this Agreement and fails to cure the default within 15 days after notice of such default is given by the Licensor;

(b)	the Licensee becomes insolvent, or is adjudged bankrupt, or requests a general extension of credit or any execution or attachment issues against it and is levied against its merchandise or assets;

(c)	the Licensee makes an assignment for the benefit of creditors, or gives a chattel mortgage or assignment or deed or conditional bill of sale or bill of sale conveying its merchandise or assets in bulk;

(d)	a receiver or receivers is appointed for the Licensee’s business and is not discharged within 30 days;

(e)	the Licensee permits any other person or persons, firm or corporation to transact the Licensee’s business in the Offices, other than as employees of the Licensee; or

(f)	the Licensee vacates or abandons the Offices,

then the Licensor shall have the right to terminate this Agreement, including the license provided for herein, immediately by written notice to the Licensee.
ARTICLE 4
GENERAL
4.1 Notice
     Notices or demands required or permitted to be given by this Agreement must be in writing and given by delivery or by facsimile to the parties at the following addresses, or to such other addresses as may from time to time be designated by the parties in writing. Any notice so given will be considered to have been given and received on the date of such delivery or transmission.

(a)	Licensor’s Address:

2345 Yonge Street
Toronto, ON M4P 2E5

(b)	Licensee’s Address:

2345 Yonge Street
Toronto, ON M4P 2E5
4.2 Benefit And Bind
     This Agreement is binding upon and enures to the benefit of the Licensor and the Licensee and their respective successors and assigns, provided that the Licensee may not assign this Agreement.
     The parties have executed this Agreement.

DECIMA RESEARCH INC.

Per:	\s\ illegible

Name: Michel Lucas
Title: Partner

WESTMOUNT DECISION SCIENCE INC.

Per:	\s\ illegible

Name: Terry Sweeney
Title: Director

Per:	\s\ illegible

Name: David Pye
Title: Director

SCHEDULE A
LOCATION OF OFFICES
[see attachment]
Two offices, approximately 130 sq ft. each, south west corner of Decima office suite 405.

SCHEDULE B
SERVICES

	Monthly	Estimated	Estimated
Services of Licensor	Rate	Usage	monthly cost
Admin and Acctg Support/hour	$50.00	10	$500
Computer Support/hour	$65.00	5	$325
Rent/sq ft	$2.66	400	$1,064
Office Insurance/sq ft	$0.55	400	$220
Furniture & Equipment Rental/# of employees	$41.66	2	$83
Internet Access/# of employees	$18.61	3	$56
Bell Canada Services/# of employees	$50.00	3	$150
Office Equipment Usage/# of sheets	$0.09	400	$36

Total			$2,434

	Monthly	Estimated	Estimated
Services of Licensor	Rate	Usage	monthly cost
Angela Duvall Support/hour	$40.00	10	$400

Total			$400